EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement of 1st Independence Financial Group, Inc. (Company) on Form S-8 of our report dated November 7, 2003, appearing in the Company’s Annual Report on Form 10-KSB for the year ending September 30, 2003.

/s/ BKD LLP
BKD LLP

Louisville, Kentucky
August 11, 2004